Exhibit 99.1
OneWater Marine Inc. Announces Fiscal Third Quarter 2024 Results
Significantly Outperformed Industry, Notwithstanding a Severe Weather Impact in Texas
Continued to Manage the Cost Structure, Lowering SG&A on a Dollar Basis During the Quarter
Clean and Optimized Inventory Position Ahead of Fiscal Year 2025
Fiscal Third Quarter 2024 Highlights
•Revenue decreased 9% to $542 million
•Same-store sales decreased 8% for the quarter
•Gross profit margin of 24.4%
•GAAP net income of $17 million, or $0.99 per diluted share and adjusted diluted earnings per share1 of $1.05
•Adjusted EBITDA1 was $39 million

BUFORD, GA – July 30, 2024 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal third quarter ended June 30, 2024.

“In the third quarter, our strategic inventory management and operational execution drove outperformance against the industry. However, our performance for the quarter was below our expectations due to a progressively weaker market environment and a negative impact from weather in Texas,” commented Austin Singleton, Chief Executive Officer at OneWater. “As we look to the balance of the fiscal year, we remain cautiously optimistic. We are focused on proactively managing inventory and expenses, which should provide some tailwinds as we navigate into fiscal 2025.”

For the Three Months Ended June 30	2024	2023	$ Change	% Change
Revenues	(unaudited, $ in thousands)
New boat	$333,162	$371,645	$(38,483)	(10.4)%
Pre-owned boat	106,889	111,469	(4,580)	(4.1)%
Finance & insurance income	17,932	19,028	(1,096)	(5.8)%
Service, parts & other	84,458	92,197	(7,739)	(8.4)%
Total revenues	$542,441	$594,339	$(51,898)	(8.7)%
Fiscal Third Quarter 2024 Results

Revenue for fiscal third quarter 2024 was $542.4 million, a decrease of 8.7% compared to $594.3 million in fiscal third quarter 2023. Same-store sales decreased 8%. New boat revenue decreased 10.4% and pre-owned boat revenue decreased 4.1%, driven by a decrease in units sold and average price per new unit. Excluding our Texas locations which were impacted by adverse weather, same-store unit sales were only down 1.9% for the fiscal third quarter. Finance & insurance income increased slightly as a percentage of total boat sales. Service, parts & other sales were down 8.4% compared to the prior year quarter. Excluding the impact from the dispositions that occurred in the fourth quarter of 2023, dealership segment service, parts and other sales were positive. Distribution segment service, parts, and other sales were lower due to reduced production by boat manufacturers.

Gross profit totaled $132.6 million for fiscal third quarter 2024, down $26.8 million from $159.4 million for fiscal third quarter 2023. Gross profit margin of 24.4% decreased 240 basis points compared to the prior year period, driven by the normalization of new and pre-owned boat pricing and lower revenue from higher margin businesses. Sequentially, gross profit margin decreased 20 basis points as the industry continues to stabilize.

Fiscal third quarter 2024 selling, general and administrative expenses totaled $87.1 million, or 16.0% of revenue, compared to $92.8 million, or 15.6% of revenue, in fiscal third quarter 2023. The increase in selling, general and administrative expenses as a percentage of revenue was driven by lower revenues. On a dollar basis, selling, general and administrative expenses declined 6.2% due to previous cost reduction actions, ongoing expense management, and lower personnel costs.

Net income for fiscal third quarter 2024 totaled $16.7 million, compared to net income of $33.3 million in fiscal third quarter 2023. The Company reported net income per diluted share for fiscal third quarter 2024 of $0.99, compared to net income per diluted share of $1.95 in 2023. Adjusted diluted earnings per share1 for fiscal third quarter 2024 was $1.05, compared to adjusted diluted earnings per share1 of $2.15 in 2023.

Fiscal third quarter 2024 Adjusted EBITDA1 decreased 36.6% to $39.2 million compared to $61.9 million for fiscal third quarter 2023.

As of June 30, 2024, the Company’s cash and cash equivalents balance was $41.0 million and total liquidity, including cash and availability under credit facilities, was in excess of $60.0 million. Total inventory as of June 30, 2024, decreased to $598.6 million, compared to $687.5 million on March 31, 2024. Despite lower-than-expected revenues, inventory decreased 13% sequentially due to the continued focus on matching inventory levels with market demand.

Total long-term debt as of June 30, 2024 was $426.2 million, and adjusted long-term net debt (net of $41.0 million cash)1 was 3.7 times trailing twelve-month Adjusted EBITDA1.

Fiscal Year 2024 Guidance

The Company is updating its previously issued fiscal full year 2024 outlook. For fiscal full year 2024, OneWater anticipates dealership same-store sales to be down mid-single digits. Adjusted EBITDA2 is expected to be in the range of $90 million to $100 million and adjusted earnings per diluted share2 is expected to be in the range of $1.50 to $2.00.

OneWater will host a conference call to discuss its fiscal third quarter earnings on Tuesday, July 30, at 8:30 am Eastern time. To access the conference call via phone, participants can dial 1-833-630-0581 or 1-412-317-1814 (International).

Alternatively, a live webcast of the conference call can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

A telephonic replay will also be available through August 13th, 2024 by dialing 1-877-344-7529 (US Toll Free), 855-669-9658 (Canada Toll Free), or 1-412-317-0088 (International Toll), by entering access code 1155553.

1.See reconciliation of Non-GAAP financial measures below.

2.See reconciliation of Non-GAAP financial measures below for a discussion of why reconciliations of forward-looking Adjusted EBITDA and adjusted earnings per diluted share are not available without unreasonable effort.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Revenues:
New boat	$333,162	$371,645	$901,552	$959,334
Pre-owned boat	106,889	111,469	238,820	242,641
Finance & insurance income	17,932	19,028	40,022	43,286
Service, parts & other	84,458	92,197	214,381	240,068
Total revenues	542,441	594,339	1,394,775	1,485,329

Gross profit
New boat	56,722	76,162	161,483	213,567
Pre-owned boat	22,263	25,055	50,065	57,743
Finance and insurance	17,932	19,028	40,022	43,286
Service, parts & other	35,688	39,189	92,840	101,523
Total gross profit	132,605	159,434	344,410	416,119

Selling, general and administrative expenses	87,059	92,841	253,169	260,872
Depreciation and amortization	5,091	5,980	14,185	17,310
Transaction costs	242	97	966	1,668
Change in fair value of contingent consideration	214	436	3,918	763
Restructuring and impairment	—	—	11,847	—
Net income from operations	39,999	60,080	60,325	135,506

Other expense (income):
Interest expense – floor plan	9,290	7,436	25,627	17,687
Interest expense – other	9,008	9,077	27,352	25,265
Other (income) expense, net	(1,357)	361	889	(465)
Total other expense, net	16,941	16,874	53,868	42,487
Net income before income tax expense	23,058	43,206	6,457	93,019
Income tax expense	6,344	9,916	2,222	21,264
Net income	16,714	33,290	4,235	71,755
Net income attributable to non-controlling interests	—	(938)	(119)	(3,468)
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC	(2,031)	(3,782)	(572)	(8,013)
Net income attributable to OneWater Marine Inc.	$14,683	$28,570	$3,544	$60,274

Net earnings per share of Class A common stock – basic	$1.01	$2.00	$0.24	$4.21
Net earnings per share of Class A common stock – diluted	$0.99	$1.95	$0.24	$4.12

Basic weighted-average shares of Class A common stock outstanding	14,593	14,314	14,571	14,317
Diluted weighted-average shares of Class A common stock outstanding	14,891	14,675	14,835	14,639

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)
(Unaudited)

	June 30, 2024	June 30, 2023
ASSETS
Cash	$41,034	$45,409
Restricted cash	10,896	7,753
Accounts receivable, net	103,854	93,972
Inventories, net	598,567	572,932
Prepaid expenses and other current assets	67,645	88,399
Total current assets	821,996	808,465
Property and equipment, net	92,602	118,965
Operating lease right-of-use assets	142,580	127,973
Other long-term assets	1,304	6,062
Deferred tax assets, net	33,455	5,607
Intangible assets, net	207,341	306,776
Goodwill	336,602	397,469
Total assets	$1,635,880	$1,771,317

LIABILITIES
Accounts payable	$27,873	$40,096
Other payables and accrued expenses	54,409	61,558
Customer deposits	43,428	56,123
Notes payable – floor plan	486,547	444,770
Current portion of operating lease liabilities	15,598	13,914
Current portion of long-term debt, net	8,632	23,896
Current portion of tax receivable agreement liability	2,447	2,363
Total current liabilities	638,934	642,720
Other long-term liabilities	8,819	13,597
Tax receivable agreement liability	40,688	43,991
Long-term operating lease liabilities	129,491	115,557
Long-term debt, net	417,599	433,889
Total liabilities	1,235,531	1,249,754

STOCKHOLDERS’ EQUITY
Total stockholders’ equity attributable to OneWater Marine Inc.	368,641	451,130
Equity attributable to non-controlling interests	31,708	70,433
Total stockholders’ equity	400,349	521,563
Total liabilities and stockholders’ equity	$1,635,880	$1,771,317

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to OneWater Marine Inc.	$14,683	$28,570	$3,544	$60,274
Transaction costs	242	97	966	1,668
Intangible amortization	2,086	3,376	5,743	9,962
Change in fair value of contingent consideration	214	436	3,918	763
Restructuring and impairment	—	—	11,847	—
Other (income) expense, net	(1,357)	361	889	(465)
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(107)	(389)	(2,103)	(1,085)
Adjustments to income tax expense (2)	(248)	(893)	(4,890)	(2,494)
Adjusted net income attributable to OneWater Marine Inc.	15,513	31,558	19,914	68,623

Net earnings per share of Class A common stock - diluted	$0.99	$1.95	$0.24	$4.12
Transaction costs	0.02	0.01	0.07	0.11
Intangible amortization	0.15	0.23	0.39	0.68
Change in fair value of contingent consideration	0.01	0.03	0.26	0.05
Restructuring and impairment	—	—	0.80	—
Other (income) expense, net	(0.09)	0.02	0.06	(0.03)
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(0.01)	(0.03)	(0.14)	(0.07)
Adjustments to income tax expense (2)	(0.02)	(0.06)	(0.33)	(0.17)
Adjusted earnings per share of Class A common stock - diluted	$1.05	$2.15	$1.35	$4.69

(1) Represents an allocation of the impact of reconciling items to our non-controlling interest.
(2) Represents an adjustment of all reconciling items at an estimated effective tax rate.

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Trailing twelve months ended June 30,
	2024	2023	2024
Net income (loss)	$16,714	$33,290	$(106,631)
Interest expense – other	9,008	9,077	36,644
Income tax expense (benefit)	6,344	9,916	(22,454)
Depreciation and amortization	5,785	6,584	23,917
Stock-based compensation	2,256	2,122	8,702
Change in fair value of contingent consideration	214	436	1,551
Transaction costs	242	97	1,137
Restructuring and impairment	—	—	159,249
Other (income) expense, net	(1,357)	361	2,307
Adjusted EBITDA	$39,206	$61,883	$104,422

Long-term debt (including current portion)			$426,231
Less: cash			(41,034)
Adjusted long-term net debt			$385,197

Pro forma adjusted net debt leverage ratio			3.7	x

About OneWater Marine Inc.
OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 98 retail locations, 10 distribution centers / warehouses and multiple online marketplaces in 18 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.
Non-GAAP Financial Measures and Key Performance Indicators
This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income Attributable to OneWater Marine Inc., Adjusted Diluted Earnings Per Share and Adjusted Long-Term Net Debt, as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non-GAAP forward-looking measures, including Adjusted EBITDA and adjusted earnings per diluted share guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to change in fair value of contingent consideration and transaction costs. Change in fair value of contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA and adjusted earnings per diluted share are not available without unreasonable effort.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax (benefit) expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, gain (loss) on extinguishment of debt, restructuring and impairment, stock-based compensation and transaction costs. See reconciliation above.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the change in fair value of contingent consideration, gain or loss on extinguishment of debt, income tax (benefit) expense, restructuring and impairment, stock-based compensation and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Net Income Attributable to OneWater Marine Inc. and Adjusted Diluted Earnings Per Share
We define Adjusted Net Income Attributable to OneWater Marine Inc. as Net Income Attributable to OneWater Marine Inc. before transaction costs, intangible amortization, change in fair value of contingent consideration, restructuring and impairment and other expense (income), all of which are then adjusted for an allocation to the non-controlling interest of OneWater Marine Holdings, LLC. Each of these adjustments are subsequently adjusted for income tax at an estimated effective tax rate. Management also reports Adjusted Diluted Earnings Per Share which presents all of the adjustments to net income attributable to OneWater Marine Inc. noted above on a per share basis. See reconciliation above.

Our board of directors, management team and lenders use Adjusted Net Income Attributable to OneWater Marine Inc. and Adjusted Diluted Earnings Per Share to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of unusual or one time charges and other items (such as the change in fair value of contingent consideration, intangible amortization, restructuring and impairment, transaction costs and other expense (income)) that impact the comparability of financial results from period to period. We present these metrics because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted Net Income Attributable to OneWater Marine Inc. and Adjusted Diluted Earnings Per Share are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Long-Term Net Debt

We define Adjusted Long-Term Net Debt as long-term debt (including current portion) less cash. We consider, and we believe certain investors and analysts consider, adjusted long-term net debt, as well as adjusted long-term net debt divided by trailing twelve-month Adjusted EBITDA, to be an indicator of our financial leverage.

Same-Store Sales

We define same-store sales as sales from our Dealership segment, excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed or sold stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our Dealership segment revenue. We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges including a heightened inflationary environment and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, fluctuation in interest rates, adverse weather events, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of a global pandemic on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com